SETTLEMENT AGREEMENT AND RELEASE AND WAIVER OF CLAIMS

      This Settlement Agreement and Release and Waiver of Claims (hereinafter "Agreement") is entered into this the 13th day of June 2004 by and between Modern Worldwide Internet & Multimedia Corp. ("MODERN") and World Information Technology, Inc., a Taiwan corporation and World Information Technology, Inc., a Nevada corporation collectively referred to as "WORLD".

      WHEREAS MODERN and WORLD entered into certain business dealings, arrangements and promises; and

      WHEREAS, the parties prefer to avoid the uncertainties and expense of litigation;

      NOW, THEREFORE, in consideration of all mutual promises contained herein, it is agreed between MODERN and WORLD as follows:

      1. WAIVER OF ALL CLAIMS. For purposes of paragraph 1, WORLD shall include its current and former officers, partners, principals, and business entities. MODERN knowingly and voluntarily does hereby fully and generally release and waive any and all claims and actions against WORLD up to the date of the signing of this Agreement, including but not limited to, claims arising out of his business relationship with WORLD that he may now have against WORLD regardless of whether the claims are known or unknown, accrued or unaccrued, or discovered or not yet discovered. This full and general release and waiver includes, but is not limited to all events, actions and inactions of WORLD. MODERN expressly acknowledges and agrees that this release and waiver includes, but is not limited to, claims or lawsuits arising under any federal or state statute or local ordinance or any common law cause of action including, without limitation, claims for breach of contract, breach of the covenant of good faith and fair dealing, unpaid wages, negligence, gross negligence, negligent hiring, training, retention and supervision, assault, battery, intentional infliction of emotional distress, wrongful or unlawful discharge, defamation, fraud, deceit, or misrepresentation, or claims of personal injury. This Agreement bars any claim or demand for loss or damages of any kind, including costs, attorneys' fees or other expenses.

      MODERN warrants and represents that he has not assigned any of his claims against WORLD. Moreover, any such claims (assigned or unassigned) are hereby waived and released by MODERN.

      MODERN knowingly and voluntarily does fully and generally release and waive any and all actions and claims against WORLD including but not limited to, claims arising out of any prior business dealings, contracts, agreements or any other causes of action with WORLD regardless of whether the claims are known or unknown, accrued or unaccrued, or discovered or not yet discovered.


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

      2. COVENANT NOT TO SUE. MODERN agrees that he will not bring forward any claims against WORLD promises that he will not sue WORLD concerning any claim that he might now have against WORLD, including, but not limited to, any claims relating to his association with World Information Technology, Inc.

      3. COMPLETE BAR TO RECOVERY. MODERN agrees that with respect to the claims that he is waiving herein, he is waiving not only his right to recover money or other relief in any action that he might institute, but also that he is waiving any right to recover money or other relief in any action that might be brought on his behalf by any other person, entity, or agency, or any other federal, state or local government agency or department.

      4. CONSIDERATION. In exchange for MODERN'S release and waiver of any and all claims against WORLD, MODERN hereby transfers 1,550,000 shares of common stock in WORLD (represented by certificate numbers 2453, 3582, 2580 and 2581 which it received from JYN Seng International Technology Ltd on December 5,
2003) to WORLD for WORLD'S cancellation from it's issued and outstanding shares and all other promises MODERN has made herein (including, but not limited to, those relating to confidentiality) WORLD agrees to hereby transfer the 22.5% equity position that it holds in MODERN. MODERN shall retain ownership of Certificate number 3637 representing 1,829,868 common shares of WORLD.

The above mentioned parties agree to keep all terms of this agreement confidential and not to disclose any terms herein unless compelled to do so by subpoena or Court of law.

MODERN acknowledges that the transfer of the consideration provided to WORLD or on WORLD"S behalf pursuant to this Agreement constitutes adequate and ample consideration for: (1) this Agreement; (2) MODERN's waiver of all claims as provided herein; and (3) any other promises made by WORLD in this Agreement. MODERN acknowledges that the payment of this sum includes all costs and attorney's fees and is all that he is entitled to receive from WORLD as settlement of any and all claims of any kind that he may now have against WORLD.

      5. ENCOURAGEMENT TO CONSULT ATTORNEY, TIME TO CONSIDER AGREEMENT. MODERN is hereby encouraged to consult his attorney before signing this Agreement. MODERN acknowledges that he has consulted his attorney before signing this Agreement. In addition, MODERN acknowledges that he has had a reasonable amount of time within which to consider this Agreement.

      6. CONFIDENTIALITY. MODERN agrees and understands that the circumstances surrounding this Agreement are absolutely confidential. MODERN agrees not to disclose or discuss this Agreement, the circumstances related thereto, or any information regarding the existence or substance of this Agreement to anyone except to an attorney or accountant with whom MODERN chooses to consult regarding his execution of this Agreement. It is MODERN's obligation to advise his attorney and accountant of the confidential nature of this Agreement and not to discuss the terms of this Agreement with any other person. MODERN agrees not to disparage WORLD to any person or entity, and specifically agrees that he will not say anything that would adversely affect the business interests of WORLD. WORLD agrees not to disparage MODERN to any person or entity, and specifically agrees that they will not say anything that would adversely affect the business interests of MODERN.


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      WORLD also agrees to keep this Agreement confidential and will not disclose or discuss this Agreement, the circumstances related thereto, or any information regarding the existence or substance of this Agreement with anyone outside the Company, except for legitimate business purposes including but not limited to US public reporting requirements.

      7. BREACH OF AGREEMENT. If either party to this Agreement breaches the promises set forth in this Agreement, the other party will be responsible to pay all costs and attorney's fees incurred.

      8. NO ADMISSION OF WRONGDOING OR LIABILITY. MODERN agrees that neither this Agreement nor the furnishing of any consideration under this Agreement shall be construed as an admission by WORLD of any liability or unlawful conduct.

      9. TAX IMPLICATIONS OF SETTLEMENT AND INDEMNIFICATION OF WORLD. MODERN agrees and acknowledges that he bears the sole responsibility for paying any and all federal, state or local income and employment taxes including, but not limited to, Social Security and Medicare taxes ("FICA" and "FUTA") on any sums paid to him or on his behalf under this Agreement. Accordingly, MODERN understands and agrees that should the Internal Revenue Service ("IRS") or any other state or local taxing authority or other federal, state or local agency assert, argue or determine that any money received or paid pursuant to this Agreement is taxable wages, income, or benefits of any kind,. MODERN will be solely responsible for the payment of any and all taxes, contributions or withholding that he may owe on such sums, including, but not limited to, any related attorneys' fees, interest costs, penalties, or other charges related to the collection of such taxes. MODERN will indemnify and/or reimburse WORLD (and any of his assigns or other representatives ) for any and all taxes, contributions, and withholdings that are owed (or claimed to be owed) by MODERN on the settlement amount, regardless of whether MODERN ultimately pays such owed or claimed amounts on his behalf. MODERN will also indemnify WORLD from any and all costs, interest, penalties, and attorney's fees paid or owed by WORLD as a result of any claim made by any federal, state or local agency for such unpaid taxes, penalties, costs, interest, fees, or contributions that allegedly are owing as a result of the amounts paid to MODERN under this Agreement.

      10. EFFECTIVE DATE. This Agreement becomes effective and enforceable upon execution by MODERN and WORLD.

      11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between MODERN and WORLD and shall supersede any and all prior agreements, representations, or understandings, whether written or oral, between the parties, except as otherwise specified in this Agreement. MODERN acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement except for those set forth in this Agreement.

      12. AMENDMENT. This Agreement may not be amended except by written agreement signed by both parties.


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      13. GOVERNING LAW, SEVERABILITY, AND INTERPRETATION. This Agreement shall be governed and construed in accordance with the laws of the State of New York. If a court of competent jurisdiction declares any provision of this Agreement illegal or unenforceable, and if it cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

      14. EXECUTION. The person signing on behalf of each party expressly warrants and represents that he or she is duly authorized by the appropriate corporate party or individual to enter into this Agreement.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND TO FULFILL THE PROMISES SET FORTH HEREIN, MODERN FREELY AND KNOWINGLY, AND AFTER DUE REFLECTION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE, AND RELEASE WORLD OF ANY AND ALL CLAIMS THEY HAD, NOW HAS, OR MAY HAVE AGAINST WORLD, UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT. THE OFFICER KNOWINGLY AND VOLUNTARILY EXECUTES THIS AGREEMENT ON MODERN'S BEHALF AND ALSO ON BEHALF OF ANY OF MODERN'S HEIRS, AGENTS, REPRESENTATIVES, SHAREHOLDERS, SUCCESSORS AND ASSIGNS THAT HE MIGHT HAVE NOW OR IN THE FUTURE. MODERN SPECIFICALLY ACKNOWLEDGES THAT THEY HAVE READ THIS AGREEMENT AND THAT THEY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT. IN WITNESS WHEREOF, MODERN AND WORLD HAVE EXECUTED THIS SETTLEMENT AGREEMENT AND PREFORMED A RELEASE AND WAIVER OF CLAIMS AND TRANSFERRED FAIR CONSIDERATION FOR THIS AGREEMENT.

                                        "MODERN"
                                        MODERN WORLDWIDE INTERNET &
                                        MULTIMEDIA CORP.

                                        By:
                                        ----------------------------------------

                                        "WORLD"
                                        WORLD INFORMATION TECHNOLOGY, INC.,
                                        A TAIWAN CORPORATION

                                        By:
                                        ----------------------------------------

                                        AND

                                        WORLD INFORMATION TECHNOLOGY, INC.,
                                        A NEVADA CORPORATION

                                        By:
                                        ----------------------------------------


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